UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2014

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	As previously disclosed on Form 8-K/A filed on July 30, 2014 with the Securities and Exchange Commission (the “Amended 8-K”), Genie Energy Ltd. (the “Registrant”) entered into a Restricted Stock Sale Agreement (the “Sale Agreement”) with Mr. Jonas, the Registrant’s Chairman and Chief Executive Officer, and on July 30, 2014, Mr. Jonas purchased 3,466,275 shares of Class B Common Stock at a price of $6.82 per share for an aggregate purchase price of $23,640,000. Pursuant to the Sale Agreement, on August 4, 2014, Mr. Jonas purchased an additional 133,725 shares of Class B Common Stock for the purchase price of $912,000, in full satisfaction of the parties’ obligations thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

Dated: August 5, 2014	By:	/s/ Howard S. Jonas
Howard S. Jonas Chief Executive Officer